Form 8-K - CURRENT REPORT

           (As last amended in Rel. No. 34-36968, eff. August 13, 1992.)

                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

           Date of Report (Date of earliest event reported) June 29, 2000

                         CENTURY PENSION INCOME FUND XXIII
               (Exact name of registrant as specified in its charter)


         California                       0-14528              94-2963120
(State or other jurisdiction            (Commission         (I.R.S. Employer
      of incorporation)                 File Number)         Identification
                                                                  Number)


         55  Beattie Place
        Post Office Box 1089
     Greenville, South Carolina                                   29602
(Address of principal executive offices)                        (Zip Code)


         Registrant's telephone number, including area code (864) 239-1000

                                       N/A

           (Former name or former address, if changed since last report)

Item 2.     Acquisition or Disposition of Assets

Interrich Plaza was sold on June 29, 2000. The property was sold to Harkinson Investment Corporation, a Texas Corporation, an unrelated party, for $1,816,000.

Item 7.     Financial Statements and Exhibits

(b)   Pro forma financial information.

The  required  pro  forma  financial   information   will  be  provided  in  the
Registrant's quarterly report on Form 10-QSB for the quarter ended June 30, 2000.

(c)   Exhibits

      10.17 Purchase and Sale Contract between Registrant and Harkinson Investment Corporation, a Texas Corporation, dated April 14, 2000.

      10.18 Amendment to Purchase and Sale Contract between Registrant and Harkinson Investment Corporation, a Texas Corporation, dated May 26, 2000.

      10.19 Reinstatement and Second Amendment to Purchase and Sale Contract between Registrant and Harkinson Investment Corporation, a Texas Corporation, dated June 13, 2000.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 CENTURY PENSION INCOME FUND XXIII

                                 By:      Fox Partners VI
                                          Its General Partner

                                 By:      Fox Capital Management Corporation
                                          Its Managing General Partner

                                 By:      /s/Patrick J. Foye
                                          Patrick J. Foye
                                          Executive Vice President

                                 Date:

                                                                Exhibit 10.17



                           PURCHASE AND SALE CONTRACT

                                     BETWEEN

                       CENTURY PENSION INCOME FUND XXIII,

                        a California limited partnership

                                    AS SELLER

                                       AND

                        HARKINSON INVESTMENT CORPORATION,

                               a Texas corporation

                                  AS PURCHASER

                          PURCHASE AND SALE CONTRACT

      THIS PURCHASE AND SALE CONTRACT ("Purchase Contract") is entered into as of the 14th day of April, 2000 (the "Effective Date") by and between CENTURY PENSION INCOME FUND XXIII, a California limited partnership, having a principal address at 2000 South Colorado Boulevard, Tower Two, Suite 2-1000, Denver,
Colorado 80222 ("Seller") and HARKINSON INVESTMENT CORPORATION, a Texas corporation, having a principal address at 4560 Beltline Road, Suite 201, Addison, Texas 75001 ("Purchaser").

      NOW, THEREFORE WITNESSETH: That for and in consideration of mutual covenants and agreements herein after set forth, Seller and Purchaser hereby agree as follows:

                                    RECITALS

R-1. Seller holds legal title to the real estate located in Dallas County, Texas, as more particularly described in Exhibit A attached hereto and made a part hereof. Improvements have been constructed on the property described in this Recital.

R-2. Purchaser desires to purchase and Seller has agreed to sell such land, improvements and certain associated property, defined below as the "Property" on the terms and conditions set forth below, (which terms and conditions shall control in the event of any conflict with these Recitals), such that on the Closing Date (as hereinafter defined) the Property will be conveyed by special warranty deed or equivalent deed to Purchaser.

R-3. Purchaser has agreed to pay to Seller the Purchase Price for the Property, and Seller has agreed to sell the Property to Purchaser on the terms and conditions set forth below.

R-4. Purchaser intends to make investigations regarding the Property, and Purchaser's intended uses of the Property as Purchaser deems necessary and desirable.

                                   ARTICLE 1

                                  DEFINED TERMS

1.1 Unless otherwise defined herein, terms with initial capital letters in this Purchase Contract shall have the meanings set forth in this Article 1 below.

1.1.1 "Business Day" means any day other than a Saturday or Sunday or Federal holiday or legal holiday in the State of Texas.

1.1.2 "Closing" means the consummation of the purchase and sale and related transactions contemplated by this Purchase Contract in accordance with the terms and conditions of this Purchase Contract.

1.1.3 "Closing Date" means the date on which date the Closing of the conveyance of the Property is required to be held under the terms and conditions of this Purchase Contract and on which date full payment of the Purchase Price for the Property shall have been paid to and received by Seller in immediately available U.S. funds.

1.1.4 "Commercial Lease(s)" means the interest of Seller in and to all leases, subleases and other occupancy agreements, whether or not of record, which provide for the use or occupancy of space or facilities on or relating to the Property and which are in force as of the Effective Date and as of the Closing Date for the Property.

1.1.5 "Excluded Permits" means those Permits which, under applicable law, are nontransferable and such other Permits as may be designated as Excluded Permits on Exhibit 1.1.5, if any, attached hereto.

1.1.6 Intentionally Omitted.

1.1.7 "Fixtures and Tangible Personal Property" means all fixtures, furniture, furnishings, fittings, equipment, machinery, apparatus, appliances and other articles of tangible personal property now located on the Land or in the Improvements as of the date of this Purchase Contract and as of the Closing Date and used or usable in connection with any present or future occupation or operation of all or any part of the Property. The term "Fixtures and Tangible Personal Property" does not include (i) equipment leased by Seller and the interest of Seller in any equipment provided to the Property for use, but not owned or leased by Seller, or (ii) property owned or leased by Tenants and guests, employees or other persons furnishing goods or services to the Property or (iii) property and equipment owned by Seller, which in the ordinary course of business of the Property is not used exclusively for the business, operation or management of the Property or (iv) the property and equipment, if any, expressly identified in Exhibit 1.1.7.

1.1.8 "Improvements" means all buildings and improvements, located on the Land taken "as is".

1.1.9 "Land" means all of those certain tracts of land located in the State of Texas described on Exhibit "A" attached hereto, and all rights, privileges and appurtenances pertaining thereto.

1.1.10 "Miscellaneous Property Assets" means all contract rights, leases, concessions, warranties, plans, drawings and other items of intangible personal property relating to the ownership or operation of the Property and owned by Seller, excluding, however, (i) receivables, (ii) Property Contracts, (iii) Commercial Leases, (iv) Permits, (v) cash or other funds, whether in petty cash or house "banks," or on deposit in bank accounts or in transit for deposit, (vi) refunds, rebates or other claims, or any interest thereon, for periods or events occurring prior to the Closing Date, (vii) insurance or other prepaid items, or
(viii) Seller's proprietary books and records, except to the extent that Seller receives a credit on the closing statement for any such item.

1.1.11 "Permits" means all licenses and permits granted by governmental authorities having jurisdiction over the Property in respect of the matter to which the applicable license or permit applies and owned by Seller and used in or relating to the ownership, occupancy or operation of the Property.

1.1.12 "Permitted Exceptions" means those exceptions or conditions permitted to encumber the title to the Property in accordance with the provisions of Section 6.2.

1.1.13 "Property" means the Land and Improvements and all rights of Seller relating to the Land and the Improvements, including without limitation, any rights, title and interest of Seller, if any, in and to (i) any strips and gores adjacent to the Land and any land lying in the bed of any street, road, or avenue opened or proposed, in front of or adjoining the Land, to the center line thereof; (ii) any unpaid award for any taking by condemnation or any damage to the Property by reason of a change of grade of any street or highway; (iii) all of the easements, rights, privileges, and appurtenances belonging or in any way appertaining to the Property; together with all Fixtures and Tangible Personal Property, the right, if any and only to the extent transferable, of Seller in and to Property Contracts and Commercial Leases, Permits other than Excluded Permits and the Miscellaneous Property Assets owned by Seller which are located on the Property and used in its operation.

1.1.14 "Property Contracts" means all purchase orders, maintenance, service, or utility contracts and similar contracts, which relate to the ownership, maintenance, construction or repair and/or operation of the Property, except Commercial Leases. Property Contracts shall not include leasing commission agreements in existence as of the date of this Purchase Contract.

1.1.15 "Purchase Contract" means this Purchase and Sale Contract by and between Seller and Purchaser.

1.1.16 "Purchase Price" means the total consideration to be paid by Purchaser to Seller for the purchase of the Property.

1.1.17      "Survey" shall have the meaning ascribed thereto in Section 6.12.

1.1.18 "Tenant" means any person or entity entitled to occupy any portion of the Property under a Commercial Lease.

1.1.19      "Title  Commitment"  shall have the  meaning  ascribed  thereto in
Section 6.1.

1.1.20      "Title Insurer" shall have the meaning set forth in Section 6.1.

                                   ARTICLE 2

                          PURCHASE AND SALE OF PROPERTY

2.1 Seller agrees to sell and convey the Property to Purchaser and Purchaser agrees to purchase the Property from Seller, in accordance with the terms and conditions set forth in this Purchase Contract.

                                   ARTICLE 3

                            PURCHASE PRICE & DEPOSIT

3.1 The total purchase price ("Purchase Price") for the Property shall be One Million Nine Hundred Ninety-One Thousand and No/100 Dollars ($1,991,000.00), which shall be paid by Purchaser, as follows:

3.1.1 On the date hereof, Purchaser shall deliver to Fidelity National Title Insurance Company ("Escrow Agent" or the "Title Insurer") a deposit in the sum of Twenty-Five Thousand and No/100 Dollars ($25,000.00), in cash, (such sum being hereinafter referred to and held as the "Deposit"). Purchaser and Seller each approve the form of Escrow Agreement attached as Exhibit B.

3.1.2 On or before 5:00 p.m. Central time on the first business day after the date of expiration of the Feasibility Period (defined below), provided Purchaser has not terminated this Purchase Contract pursuant to Section 5.2 below, Purchaser shall deliver to Escrow Agent an additional deposit in the sum of Twenty-Five Thousand and No/100 Dollars ($25,000.00), in cash (such sum being hereinafter referred to as the "Additional Deposit").

3.1.3 The Escrow Agent shall hold the Deposit and the Additional Deposit and make delivery of the Deposit and the Additional Deposit to the party entitled thereto under the terms hereof. Escrow Agent shall invest the Deposit and the Additional Deposit in such short-term, high-grade securities, interest-bearing bank accounts, money market funds or accounts, bank certificates of deposit or bank repurchase agreements as Purchaser deems suitable. All interest and income thereon shall be the sole property of Purchaser and shall not become part of the Deposit or the Additional Deposit (provided Purchaser has not defaulted under the terms of this Purchase Contract), and shall be remitted to the party entitled to the Deposit and the Additional Deposit, as set forth below.

3.1.4 If the sale of the Property is closed by the date fixed therefor (or any extension date provided for by the mutual written consent of the parties hereto, given or withheld in their respective sole discretion), monies held as the Deposit and the Additional Deposit shall be applied to the Purchase Price on the Closing Date. If the sale of the Property is not closed by the date fixed therefor (or any such extension date) owing to failure of satisfaction of a condition precedent to Purchaser's obligations, the Deposit and the Additional Deposit shall be returned and refunded to Purchaser, and neither party shall have any further liability hereunder, subject to and except for Purchaser's liability under Section 5.3.

3.1.5 If the sale of the Property is not closed by the date fixed therefor (or any such extension date) owing to failure of performance by Seller, Purchaser shall be entitled to the remedies set forth in ARTICLE 12 hereof. If the sale of the Property is not closed by the date fixed therefor (or any such extension date) owing to failure of performance by Purchaser, the Deposit and the Additional Deposit shall be forfeited by Purchaser and the sum thereof shall go to Seller forthwith as liquidated damages for the lost opportunity costs and transaction expenses incurred by Seller, as more fully set forth in ARTICLE 12 below.

                                   ARTICLE 4

                                   FINANCING

4.1 Purchaser's acquisition of the funds required for settlement shall not be a contingency to the Closing.

                                   ARTICLE 5

                               FEASIBILITY PERIOD

5.1 Subject to the terms of Section 5.3 below, for forty-five (45) calendar days following the Effective Date, but in no event later than May 29, 2000 (the "Feasibility Period"), Purchaser, and its agents, contractors, engineers, surveyors, attorneys, and employees ("Consultants") shall have the right from time to time to enter onto the Property:

5.1.1 To conduct and make any and all customary studies, tests, examinations and inspections, or investigations of or concerning the Property that Purchaser deems necessary or advisable (including without limitation, engineering and feasibility studies, evaluation of drainage and flood plain, soil tests for bearing capacity and percolation and surveys, including topographical surveys).

5.1.2 To confirm any and all matters which Purchaser may reasonably desire to confirm with respect to the Property.

5.1.3 To ascertain and confirm the suitability of the property for Purchaser's intended use of the Property.

5.1.4 To review all Materials (as hereinafter defined) other than Seller's proprietary information.

5.2 Should the results of any of the matters referred to in sub-paragraphs 5.1.1, 5.1.2, 5.1.3 and 5.1.4 above appear unsatisfactory to Purchaser for any or no reason, then Purchaser shall have the right to terminate this Purchase Contract by giving written Notice (which Notice may be delivered via facsimile transmission) to that effect to Seller and Escrow Agent on or before 5:00 p.m. Central time on the date of expiration of the Feasibility Period. If Purchaser exercises such right to terminate, this Purchase Contract shall terminate and be of no further force and effect, subject to and except for Purchaser's liability under Section 5.3, and Escrow Agent shall promptly return the Deposit to Purchaser. If Purchaser fails to provide Seller with written Notice of cancellation prior to the end of the Feasibility Period in strict accordance with the Notice provisions of this Purchase Contract, this Purchase Contract shall remain in full force and effect and Purchaser shall have no further right to terminate this Purchase Contract under this Section 5.2.

5.3 Purchaser shall indemnify and hold Seller harmless for any actions taken by Purchaser and its Consultants on the Property. Purchaser shall indemnify, defend (with attorneys selected by Seller) and hold Seller harmless from any and all claims, damages, costs and liability which may arise due to such entries, surveys, tests, investigations and the like. Seller shall have the right, without limitation, to disapprove any and all entries, surveys, tests, investigations and the like that in their reasonable judgment could result in any injury to the Property or breach of any agreement, or expose Seller to any liability, costs, liens or violations of applicable law, or otherwise adversely affect the Property or Seller's interest therein. No consent by the Seller to any such activity shall be deemed to constitute a waiver by Seller or assumption of liability or risk by Seller. Purchaser hereby agrees to restore the Property to the same condition existing immediately prior to Purchaser's exercise of its rights pursuant to this ARTICLE 5 at Purchaser's sole cost and expense. Purchaser shall maintain casualty insurance and comprehensive public liability insurance with broad form contractual and personal injury liability endorsements with respect to the Property and Purchaser's activities carried on therein, in amounts (including deductible amounts) and with such insurance carriers as shall be approved by Seller and naming Seller and its affiliates as loss payees or additional insureds (at the option of Seller), with endorsements acceptable to Seller, including a waiver of defenses of the insurer based on the actions or inaction of Purchaser (which insurance must be reasonably approved by Seller). Such liability insurance shall provide coverages of not less than $1,000,000.00 for injury or death to any one person and $3,000,000.00 for injury or death to more than one person and $500,000.00 with respect to property damage, by water or otherwise). The provisions of this Section shall survive the Closing or termination of this Purchase Contract.

5.4 Purchaser shall not permit any mechanic's or materialman's liens or any other liens to attach to the Property by reason of the performance of any work or the purchase of any materials by Purchaser or any other party in connection with any studies or tests conducted by or for Purchaser. Purchaser shall give notice to Seller a reasonable time prior to entry onto the Property, shall deliver proof of insurance coverage required above to Seller and shall permit Seller to have a representative present during all investigations and inspections conducted with respect to the Property. Purchaser shall take all reasonable actions and implement all protections necessary to ensure that all actions taken in connection with the investigations and inspections of the Property, and all equipment, materials and substances generated, used or brought onto the Property pose no material threat to the safety of persons or the environment and cause no damage to the Property or other property of Seller or other persons. All information made available by Seller to Purchaser in accordance with this Purchase Contract or obtained by Purchaser in the course of its investigations shall be treated as confidential information by Purchaser, and, prior to the purchase of the Property by Purchaser, Purchaser shall use diligent efforts to prevent its Consultants, agents and employees from divulging such information to any unrelated third parties except as reasonably necessary to third parties engaged by Purchaser for the limited purpose of analyzing and investigating such information for the purpose of consummating the transaction contemplated by this Purchase Contract, including Purchaser's attorneys and representatives, prospective investors and lenders and engineers. 5.5 Seller shall deliver to Purchaser as soon as possible following the Effective Date, but in no event later than ten (10) calendar days from the Effective Date, copies of all leases, contracts, engineering studies, surveys and other materials (the "Materials") in Seller's possession or control relating to the Property (other than proprietary information of Seller). If the sale of the Property is not closed by the date fixed therefor, Purchaser shall, within five (5) calendar days, return all such Materials to Seller.

                                   ARTICLE 6

                                     TITLE

6.1 Purchaser shall promptly secure a commitment for title insurance for the Property in an amount equal to the Purchase Price ("Title Commitment") issued by Fidelity National Title Insurance Company ("Title Insurer") for an owner's title insurance policy on the most recent standard form promulgated by the Texas State Board of Insurance, together with legible copies of all instruments identified as exceptions therein and shall cause a copy thereof to be delivered to Seller during the Feasibility Period. Seller agrees that it shall be solely responsible for payment of all costs relating to procurement of the Title Commitment and any Owner title policy. On or before the fifteenth (15th) day after delivery of the Title Commitment to Purchaser, Purchaser shall give written notice (the "Objection Notice") to the attorneys for Seller of any conditions of title which Purchaser is not obligated to take the Property subject to pursuant to the provisions of this Purchase Contract (the "Objections") separately specifying and setting forth each of such Objections. Seller shall be entitled to reasonable adjournments of the Closing Date to cure the Objections. If Purchaser gives Seller an Objection Notice within the period set forth above, then all matters disclosed on the Title Commitment which are not objected to in such Objection Notice shall be deemed to be Permitted Exceptions. If Purchaser fails to give Seller an Objection Notice within the period set forth above, then all matters disclosed on the Title Commitment shall be deemed to be Permitted Exceptions. If Seller gives Purchaser notice (the "Response Notice") that Seller is unable or unwilling to convey title to the Property as required by this Purchase Contract, Purchaser may, as its exclusive remedy, elect by written notice given to Seller within five (5) days after the Response Notice is given, either (a) to accept such title as Seller is able to convey without any reduction or abatement of the Purchase Price, or (b) to terminate this Purchase Contract in which event the Deposit shall be returned to Purchaser. If Purchaser fails to give notice of its election to terminate this Purchase Contract within such five (5) day period, Purchaser shall be deemed to have waived said objections and to have elected to proceed to close the transactions contemplated by this Purchase Contract.

6.2 Purchaser agrees to accept title to the Land and Improvements, so long as the same is insurable at ordinary rates and any conveyance by special warranty deed pursuant to this Purchase Contract shall be subject to the following, all of which shall be deemed "Permitted Exceptions" and Purchaser agrees to accept the deed and title subject thereto:

6.2.1 All exceptions shown in the Title Commitment and approved by Purchaser (other than mechanics' liens and taxes due and payable in respect of the period preceding Closing) and all exceptions noted in Exhibit 6.2.1 attached hereto; and

6.2.2 Such exceptions and matters as approved by Purchaser and as the Title Company shall be willing to omit as exceptions to coverage; and

6.2.3 All Commercial Leases and any other occupancy, residency, lease, tenancy and similar agreements entered into in the ordinary course of business; and

6.2.4 All Property Contracts and any other existing contracts created in the ordinary course of business by Seller, which are not identified for termination by Purchaser during the Feasibility Period; and

6.2.5 Real estate and property taxes for the calendar year in which closing occurs to the extent not due and payable;

6.2.6  Intentionally  deleted;  and

6.2.7 All matters of public record as of the effective time of the Title Commitment (as approved by Purchaser).

6.3 The existence of other mortgages, liens, or encumbrances shall not be objections to title, provided that properly executed instruments in recordable form necessary to satisfy and remove the same of record are delivered to the Purchaser at Closing or, in the alternative, with respect to any mortgage or deed of trust liens, that payoff letters from the holder of the mortgage or deed of trust liens shall have been delivered to and accepted by the Title Insurer (sufficient to remove the same from the policy issued at Closing), together in either case, with recording and/or filing fees.

6.4 Unpaid liens for taxes, charges, and assessments shall not be objections to title, but the amount thereof plus interest and penalties thereon shall be deducted from the Purchase Price to be paid for the Property hereunder and allowed to Purchaser, subject to the provisions for apportionment of taxes and charges contained in ARTICLE 7 herein.

6.5 Unpaid franchise or business corporation taxes of any corporations in the chain of title shall not be an objection to title, provided that the Title Insurer agrees to insure against collection out of the property or otherwise against Purchaser or its affiliates, and provided further that the Title Insurer agrees to omit such taxes as exceptions to coverage with respect to any lender's mortgagee insurance policy.

6.6 If on the Closing Date there shall be conditional bills of sale or Uniform Commercial Code financing statements that were filed on a day more than five (5) years prior to such Closing, and such financing statements have not been extended by the filing of UCC-3 continuation statements within the past five (5) years prior to such Closing, such financing statements shall not be deemed an objection to title.

6.7 If on the Closing Date, the state of title is other than in accordance with the requirements set forth in this Purchase Contract or if any condition to be fulfilled by Seller shall not be satisfied, Purchaser shall provide Seller with written Notice thereof at such time, or such title objection or unfulfilled condition shall be deemed waived by Purchaser in which case Purchaser and Seller shall proceed to consummate the Closing on the Closing Date. If Purchaser timely gives Seller such Notice, Seller at its sole option and upon Notice to Purchaser within three (3) Business Days following receipt of such Notice may elect to cure such objection or unfulfilled condition for up to thirty (30) calendar days. Should Seller be able to cure such title objection or condition, or should Seller be able to cause title insurance over the same by the Closing Date or any postponed Closing Date, or should Purchaser waive such objection or condition within such period for cure, then the Closing shall take place on or before ten
(10) calendar  days after Notice of such cure or waiver.

6.8 If Seller does not elect to cure such objection or unfulfilled condition or during the period of cure Seller is unable or unwilling, in its sole discretion or opinion, to eliminate such title objection or cause Title Insurer to insure over such matter or satisfy such unfulfilled condition, Seller shall give Purchaser written Notice thereof, and if Purchaser does not waive such objection by written Notice delivered to Seller and the title company issuing the Title Commitment on or before three (3) Business Days following the date Seller gives such Notice, then this Purchase Contract shall automatically terminate, in which event Purchaser shall release and quitclaim all of Purchaser's right and interest in such Property to Seller, and the parties hereto shall have no further obligations to each other, except for Purchaser's obligations pursuant to Section 5.3 above, and the Deposit and the Additional Deposit (if then paid) shall be immediately returned to Purchaser.

6.9 Seller covenants that it will not voluntarily create or cause any lien or encumbrance to attach to the Property between the date of this Purchase Contract and the Closing Date (other than Commercial Leases and Property Contracts in the ordinary course of business); any such monetary lien or encumbrance so attaching by voluntary act of Seller shall be discharged by the Seller at or prior to Closing on the Closing Date or any postponed Closing Date. Except as expressly provided above, Seller shall not be required to undertake efforts to remove any other lien, encumbrance, security interest, exception, objection or other matter, to make any expenditure of money or institute litigation or any other judicial or administrative proceeding and Seller may elect not to discharge the same.

6.10 Anything to the contrary notwithstanding, Purchaser shall not have any right to terminate this Purchase Contract or object to any lien, encumbrance, exception or other matter that is a Permitted Exception, that has been waived or deemed to have been waived by Purchaser.

6.11 Intentionally Omitted.

6.12 Purchaser at Purchaser's sole cost and expense, may cause to be prepared a survey for the Property ("Survey") to be delivered to Purchaser and Seller within the Feasibility Period. The Survey (i) shall be prepared in accordance with and shall comply with the minimum requirements of the ALTA; (ii) shall be in a form, and shall be certified as of a date satisfactory to Title Insurer to enable Title Insurer to delete standard survey exceptions from the title insurance policy to be issued pursuant to the Title Commitments, except for any Permitted Exceptions; (iii) shall specifically show all improvements, recorded easements to the extent locatable, set back lines, and such other matters shown as exceptions by the Title Commitments; (iv) shall specifically show the right of way for all adjacent public streets; (v) shall specifically disclose whether (and, if so, what part of) any of the Property is in an area designated as requiring flood insurance under applicable federal laws regulating lenders; (vi) shall contain a perimeter legal description of the Property which may be used in the special warranty deed or equivalent deed; (vii) shall be certified to Purchaser, Purchaser's lender, Seller and Title Insurer as being true and correct; and (viii) shall certify that the legal description set forth therein describes the same, and comprises all of, the real estate comprising the Property to be purchased by Purchaser pursuant to the terms of this Purchase Contract. In the event the perimeter legal description of the Property contained in the Survey differs from that contained in the deed or deeds by which Seller took title to the Property, the description by which Seller took title to the Property shall be used in the special warranty deed delivered to Purchaser at Closing. Purchaser, at Purchaser's sole cost and expense, may also cause to be prepared an environmental report for the Property ("Environmental Report").


6.12.1 Should such Survey disclose conditions that give rise to a title exception other than a Permitted Exception, Purchaser shall have the right to object thereto within the Feasibility Period in accordance with the procedures set forth in this ARTICLE 6 above.

6.12.2 Purchaser agrees to make payment in full of all costs of obtaining Surveys required by this Purchase Contract on or before Closing or termination of this Purchase Contract.

                                   ARTICLE 7

                                    CLOSING

7.1 Dates,  Places Of Closing,  Prorations,  Delinquent  Rent and Closing Costs.

7.1.1 The Closing shall occur no later than thirty (30) calendar days after the expiration of the Feasibility Period, through an escrow with Escrow Agent, whereby the Seller, Purchaser and their attorneys need not be physically present at the Closing and may deliver documents by overnight air courier or other means.

7.1.2 The Closing Date may be extended without penalty at the option of Seller to a date not later than thirty (30) days following the Closing Date specified above to satisfy a condition to be satisfied by Seller, or such later date as is mutually acceptable to Seller and Purchaser.

7.1.3 All normal and customarily proratable items, including, without limitation, collected Rents (as defined below), operating expenses, personal property taxes, other operating expenses and fees, shall be prorated as of the Closing Date, Seller being charged or credited, as appropriate, for all of same attributable to the period prior to the Closing Date (and credited for any amounts paid by Seller attributable to the period on or after the Closing Date, if assumed by Purchaser) and Purchaser being responsible for, and credited or charged, as the case may be, for all of same attributable to the period on and after the Closing Date. All unapplied deposits under Tenant leases, if any, shall be transferred by Seller to Purchaser at the Closing. Purchaser shall assume at Closing the obligation to pay any accrued but unpaid tenant improvement allowances and leasing commissions under Commercial Leases executed after the Effective Date and approved by Purchaser, together with any payments due parties under the Property Contracts assumed by Purchaser, provided that any payments under the Property Contracts, any tenant improvement allowances and any leasing commissions have been prorated. Any such tenant improvement allowances and leasing commissions shall be prorated based on the terms of the applicable Commercial Leases. Any real estate ad valorem or similar taxes for the Property, or any installment of assessments payable in installments which installment is payable in the calendar year of Closing, shall be prorated to the date of Closing, based upon actual days involved. The proration of real property taxes or installments of assessments shall be based upon the assessed valuation and tax rate figures for the year in which the Closing occurs to the extent the same are available; provided, that in the event that actual figures (whether for the assessed value of the Property or for the tax rate) for the year of Closing are not available at the Closing Date, the proration shall be made using figures from the preceding year. The proration shall be final and unadjustable except as provided in the following paragraph. For purposes of this Section 7.1.3 and Sections 7.1.4 and 7.1.5 the terms "Rent" and "Rents" shall include, without limitation, base rents, additional rents, percentage rents and common area maintenance charges. The provisions of this Section 7.1.3 shall apply during the Proration Period (as defined below).

7.1.4 If any of the items subject to proration hereunder cannot be prorated at the Closing because the information necessary to compute such proration is unavailable (e.g., the assessed value of the Property or the tax rate), or if any errors or omissions in computing prorations at the Closing are discovered subsequent to the Closing, then such item shall be reapportioned and such errors and omissions corrected as soon as practicable after the Closing Date and the proper party reimbursed, which obligation shall survive the Closing for a period (the "Proration Period") from the Closing Date until one (1) year after the Closing Date. Neither party hereto shall have the right to require a recomputation of a Closing proration or a correction of an error or omission in a Closing proration unless within the Proration Period one of the parties hereto
(i) has obtained the previously unavailable information or has discovered the error or omission, and (ii) has given Notice thereof to the other party together with a copy of its good faith recomputation of the proration and copies of all substantiating information used in such recomputation. The failure of a party to obtain any previously unavailable information or discover an error or omission with respect to an item subject to proration hereunder and to give Notice thereof as provided above within the Proration Period shall be deemed a waiver of its right to cause a recomputation or a correction of an error or omission with respect to such item after the Closing Date.

7.1.5 If on the Closing Date any Tenant is in arrears in any Rent payment under any Tenant lease (the "Delinquent Rent"), any Delinquent Rent received by Purchaser or Seller from such Tenant after the Closing shall be applied to amounts due and payable by such Tenant during the following periods in the following order of priority: (i) first, to the period of time after the Closing Date, and (ii) second, to the period of time before the Closing Date. If Delinquent Rent or any portion thereof received by Seller or Purchaser after the Closing are due and payable to the other party by reason of this allocation, the appropriate sum, less a proportionate share of any reasonable attorneys' fees and costs and expenses expended in connection with the collection thereof, shall be promptly paid to the other party. Any monies received by Seller after closing shall be forwarded to Purchaser for disbursement in accordance with the order of payment provided herein above. After the Closing, Seller shall continue to have the right, but not the obligation, in its own name, to demand payment of and to collect Delinquent Rent owed to Seller by any Tenant, which right shall include, without limitation, the right to continue or commence legal actions or proceedings against any Tenant (provided, that Seller shall not commence any legal actions or proceedings against any Tenant which continues as a Tenant at the Property after Closing without the prior consent of Purchaser, which will not be unreasonably withheld or delayed), and the delivery of the Assignment as defined in Section 7.2.1.3 shall not constitute a waiver by Seller of such right. Purchaser agrees to cooperate with Seller at no cost or liability to Purchaser in connection with all efforts by Seller to collect such Delinquent Rent and to take all steps, whether before or after the Closing Date, as may be necessary to carry out the intention of the foregoing, including, without limitation, the delivery to Seller, within seven (7) days after a written request, of any relevant books and records (including, without limitation, rent statements, receipted bills and copies of tenant checks used in payment of such rent), the execution of any and all consents or other documents, and the undertaking of any act reasonably necessary for the collection of such Delinquent Rent by Seller; provided, however, that Purchaser's obligation to cooperate with Seller pursuant to this sentence shall not obligate Purchaser to terminate any Tenant lease with an existing Tenant or evict any existing Tenant from the Property. The provisions of this Section 7.1.5 shall apply during the Proration Period.

7.1.6 Purchaser shall pay the cost of all transfer taxes (e.g., excise stamp taxes) and recording costs with respect to the Closing. Seller and Purchaser shall share equally in the costs of the Escrow Agent for escrow fees. Except as set forth in Section 16.16 hereof, each party shall pay its attorneys' fees.

7.2   Items To Be Delivered Prior To Or At Closing.

7.2.1 Seller. At Closing, Seller shall deliver to Purchaser, each of the following items:

7.2.1.1 Special Warranty Deed in the form attached as Exhibit 7.2.1.1 to Purchaser. The acceptance of such deed at Closing, shall be deemed to be full performance of, and discharge of, every agreement and obligation on Seller's part to be performed under this Purchase Contract, except for those that this Purchase Contract specifically provides shall survive Closing.

7.2.1.2 A Bill of Sale in the form attached as Exhibit 7.2.1.2 covering all Property Contracts, Commercial Leases, Permits (other than Excluded Permits) and Fixtures and Tangible Personal Property required to be transferred to Purchaser with respect to such Property. Purchaser shall countersign the same so as to effect an assumption by Purchaser of, among other things, Seller's obligations thereunder.

7.2.1.3 An Assignment (to the extent assignable and in force and effect) in the form attached as Exhibit 7.2.1.3 of all of Seller's right, title and interest in and to the Miscellaneous Property Assets, subject to any required consents. Purchaser shall countersign the same so as to effect an assumption by Purchaser, including, without limitation, of Seller's obligations thereunder.

7.2.1.4     A closing statement executed by Seller.

7.2.1.5 A vendor's affidavit or at Seller's option an indemnity, as applicable, in the customary form reasonably acceptable to Seller to enable Title Insurer to delete the standard exceptions to the title insurance policy set forth in this Purchase Contract (other than matters constituting any Permitted Exceptions and matters which are to be completed or performed post-Closing) to be issued pursuant to the Title Commitment; provided that such affidavit does not subject Seller to any greater liability, or impose any additional obligations, other than as set forth in this Purchase Contract; and

7.2.1.6 A certification of Seller's non-foreign status pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended.

7.2.1.7 Except for the items expressly listed above to be delivered at Closing, delivery of any other required items shall be deemed made by Seller to Purchaser, if Seller leaves such documents at the Property in their customary place of storage or in the custody of Purchaser's representatives.

7.2.1.8 To the extent in Seller's possession or control, original copies of the Commercial Leases and Property Contracts, lease files (including, without limitation, all correspondence to and from Tenants, if any), keys to the property, Seller's books and records (other than proprietary information)
regarding the Property (including, without limitation, a detail of the calculation and billing of operating expenses and pass-throughs under all Commercial Leases, if such detail has been prepared), and original copies of the tenant estoppels.

7.2.1.9 A rent roll for the Property certified by Seller, but limited to Seller's current actual knowledge, and dated not earlier than five (5) Business Days prior to the Closing Date.

7.2.2 Purchaser. At Closing, Purchaser shall deliver to the Title Company (for disbursement to Seller upon the Closing) the following items with respect to the Property being conveyed at such Closing:

7.2.2.1 The full Purchase Price as required by ARTICLE 3 hereof plus or minus the adjustments or prorations required by this Purchase Contract. If at Closing there are any liens or encumbrances on the Property that Seller is obligated or elects to pay and discharge, Seller may use any portion of the Purchase Price for the Property(s) to satisfy the same, provided that Seller shall have delivered to Title Company, on such Closing instruments in recordable form sufficient to satisfy such liens and encumbrances of record (or, as to any mortgages or deeds of trust, appropriate payoff letters, acceptable to the Title Insurer), together with the cost of recording or filing such instruments. The existence of any such liens or encumbrances shall not be deemed objections to title if Seller shall comply with the foregoing requirements.

7.2.2.2     A closing statement executed by Purchaser.

7.2.2.3 A countersigned counterpart of the Bill of Sale in the form attached as Exhibit 7.2.1.2.

7.2.2.4     A  countersigned   counterpart  of  the  Assignment  in  the  form
attached as Exhibit 7.2.1.3.

7.2.2.5 Such other instruments, documents or certificates as are required to be delivered by Purchaser to Seller in accordance with any of the other provisions of this Purchase Contract.

                                   ARTICLE 8

      REPRESENTATIONS,  WARRANTIES  AND  COVENANTS OF SELLER AND  PURCHASER

8.1 Representations And Warranties Of Seller.

8.1.1 For the purpose of inducing Purchaser to enter into this Purchase Contract and to consummate the sale and purchase of the Property in accordance herewith, Seller represents and warrants to Purchaser the following as of the Effective Date and as of the Closing Date:

8.1.1.1 Seller is lawfully and duly organized, and in good standing under the laws of the state of its formation set forth in the initial paragraph of this Purchase Contract; and has or at the Closing shall have the power and authority to sell and convey the Property and to execute the documents to be executed by Seller and prior to the Closing will have taken as applicable, all corporate, partnership, limited liability company or equivalent entity actions required for the execution and delivery of this Purchase Contract, and the consummation of the transactions contemplated by this Purchase Contract. The compliance with or fulfillment of the terms and conditions hereof will not conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any purchase contract to which Seller is a party or by which Seller is otherwise bound. Seller has not made any other purchase contract for the sale of, or given any other person the right to purchase, all or any part of any of the Property;

8.1.1.2 Seller owns insurable, fee title to the Property, including all real property contained therein required to be sold to Purchaser, subject only to the Permitted Exceptions (provided, however, that if this representation is or becomes untrue, Purchaser's remedies shall be limited to the remedies set forth in Section 6.7 hereof and Seller shall have no other liability as a result thereof, either before or after Closing);

8.1.1.3 There are no adverse or other parties in possession of the Property, except for occupants, guests and tenants under the Commercial Leases (provided, however, that if this representation is or becomes untrue, Purchaser's remedies shall be limited to the remedies set forth in Section 6.7 hereof).

8.1.1.4 The joinder of no person or entity other than Seller is necessary to convey the Property, fully and completely, to Purchaser at Closing, or to fulfill Seller's obligations and Seller has all necessary right and authority to convey and assign to Purchaser all contract rights and warranties required to be conveyed and assigned to Purchaser hereunder;

8.1.1.5 Purchaser has no duty to collect withholding taxes for Seller pursuant to the Foreign Investors Real Property Tax Act of 1980, as amended;

8.1.1.6 To Seller's knowledge, there are no actions, proceedings, litigation or governmental investigations or condemnation actions either pending or threatened against the Property, as applicable;

8.1.1.7 Seller has no knowledge of any claims for labor performed, materials furnished or services rendered in connection with constructing, improving or repairing any of the Property, as applicable, caused by Seller and which remain unpaid beyond the date for which payment was due and in respect of which liens may or could be filed against any of the Property, as applicable;

8.1.1.8 To Seller's knowledge, there are no leases, tenancies, licenses or other rights of occupancy or use for any portion of the Property other than as set forth in the rent roll;

8.1.1.9 To Seller's knowledge, the Property Contracts and Commercial Leases are all the contracts affecting the Property;

8.1.1.10 To Seller's knowledge, Seller has not received any written notice asserting that the Property is in violation of any federal, state, county, or city statute, ordinance, code, rule or regulation, or stating that any investigation has commenced or is contemplated regarding any violation;

8.1.1.11 To Seller's knowledge, Seller has not received any written notice from any insurance company of any defects or inadequacies in the Property or any part thereof which would materially and adversely affect the insurability of the Property or cause an increase in the premiums for the insurance therefor;

8.1.1.12 From the date of this Purchase Contract to the Closing Date, Seller shall (i) operate and manage the Property in the same manner as maintained by Seller prior to the execution of this Purchase Contract, and (ii) maintain the Property in the same manner as maintained by Seller prior to the execution of this Purchase Contract, ordinary wear and tear excepted.

8.1.2 Except for the representations and warranties expressly set forth above in Subsection 8.1.1, SELLER, FOR ITSELF AND ITS AGENTS, REPRESENTATIVES, BROKERS, OFFICERS, DIRECTORS, SHAREHOLDERS, OR EMPLOYEES HEREBY SPECIFICALLY DISCLAIMS ANY WARRANTY, GUARANTY OR REPRESENTATION, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, OR CONCERNING (i) THE NATURE AND CONDITION OF THE PROPERTY, INCLUDING WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, AND THE SUITABILITY THEREOF AND OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY ELECT TO CONDUCT THEREON, AND THE EXISTENCE OF ANY ENVIRONMENTAL HAZARDS OR CONDITIONS THEREON (INCLUDING THE PRESENCE OF ASBESTOS) OR COMPLIANCE WITH ALL APPLICABLE LAWS, RULES OR REGULATIONS; (ii) EXCEPT FOR THE WARRANTIES CONTAINED IN THE DEED TO BE DELIVERED BY SELLER AT THE CLOSING, THE NATURE AND EXTENT OF ANY RIGHT-OF-WAY, LEASE, POSSESSION, LIEN, ENCUMBRANCE, LICENSE, RESERVATION, CONDITION OR OTHERWISE; AND (iii) THE COMPLIANCE OF THE PROPERTY OR ITS OPERATION WITH ANY LAWS, ORDINANCES OR REGULATIONS OF ANY GOVERNMENTAL OR OTHER BODY. PURCHASER ACKNOWLEDGES THAT IT WILL INSPECT THE PROPERTY AND PURCHASER WILL RELY SOLELY ON ITS OWN INVESTIGATION OF THE PROPERTY AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER. PURCHASER FURTHER ACKNOWLEDGES THAT THE INFORMATION PROVIDED AND TO BE PROVIDED WITH RESPECT TO THE PROPERTY WAS OBTAINED FROM A VARIETY OF SOURCES AND SELLER (x) HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION; AND (y) DOES NOT MAKE ANY REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION. THE PARTIES FURTHER ACKNOWLEDGE AND AGREE THAT THE PROPERTY IS BEING SOLD TO PURCHASER IN ITS PRESENT "AS IS, WHERE IS" CONDITION "WITH ALL FAULTS" AND PURCHASER EXPRESSLY ACKNOWLEDGES THAT, IN CONSIDERATION OF THE AGREEMENTS OF SELLER HEREIN, EXCEPT AS OTHERWISE SPECIFIED HEREIN, SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF CONDITION, HABITABILITY, MERCHANTABILITY, TENANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, IN RESPECT OF THE PROPERTY. SUBJECT TO THE TERMS HEREOF, PURCHASER WILL BE AFFORDED THE OPPORTUNITY TO MAKE ANY AND ALL INSPECTIONS OF THE PROPERTY AND SUCH RELATED MATTERS AS PURCHASER MAY REASONABLY DESIRE AND, ACCORDINGLY, PURCHASER WILL RELY SOLELY ON ITS OWN DUE DILIGENCE AND INVESTIGATIONS IN PURCHASING THE PROPERTY.

8.1.3 The Purchase Price and the terms and conditions set forth herein are the result of arm's-length bargaining between entities familiar with transactions of this kind, and said price, terms and conditions reflect the fact that Purchaser shall have the benefit of, and is not relying upon any information provided by
Seller or Broker or statements, representations or warranties, express or implied, made by or enforceable directly against Seller or Broker, including, without limitation, any relating to the value of the Property, the physical or environmental condition of the Property, any state, federal, county or local law, ordinance, order or permit; or the suitability, compliance or lack of compliance of the Property with any regulation, or any other attribute or matter of or relating to the Property (other than any covenants of title contained in the deeds conveying the Property and the representations set forth above). Purchaser represents and warrants that as of the date hereof and as of the Closing Date, it has and shall have reviewed and conducted such independent analyses, studies, reports, investigations and inspections as it deems appropriate in connection with the Property. If Seller provides or has provided any documents, summaries, opinions or work product of consultants, surveyors, architects, engineers, title companies, governmental authorities or any other person or entity with respect to the Property, including, without limitation, the offering prepared by Broker, Purchaser and Seller agree that Seller has done so or shall do so only for the convenience of both parties, Purchaser shall not rely thereon and the reliance by Purchaser upon any such documents, summaries, opinions or work product shall not create or give rise to any liability of or against Seller, Seller's partners or affiliates or any of their respective partners, officers, directors, participants, employees, contractors, attorneys, consultants, representatives, agents, successors, assigns or predecessors-in-interest. Except for the special warranty deed pursuant to which Purchaser shall take title of the Property, Purchaser shall rely only upon any title insurance obtained by Purchaser with respect to title to the Property. Purchaser acknowledges and agrees that no representation has been made and no responsibility is assumed by Seller with respect to current and future applicable zoning or building code requirements or the compliance of the Property with any other laws, rules, ordinances or regulations, the financial earning capacity or expense history of the Property, the continuation of contracts, continued occupancy levels of the Property, or any part thereof, or the continued occupancy by tenants of any Commercial Leases or, without limiting any of the foregoing, occupancy at Closing. Prior to Closing, Seller shall have the right, but not the obligation, to enforce its rights against any and all Property occupants, guests or tenants. Except as otherwise set forth herein, Purchaser agrees that the departure or removal, prior to Closing, of any of such guests, occupants or tenants shall not be the basis for, nor shall it give rise to, any claim on the part of Purchaser, nor shall it affect the obligations of Purchaser under this Purchase Contract in any manner whatsoever; and Purchaser shall close title and accept delivery of the deed with or without such tenants in possession and without any allowance or reduction in the Purchase Price under this Purchase Contract. Purchaser hereby releases Seller from any and all claims and liabilities relating to the foregoing matters, except as provided in Section
8.1.4  below.

8.1.4 Seller and Purchaser agree that those representations contained in Section
8.1 shall survive Closing for a period of one (1) year (that is, any proceeding based on the breach of a representation contained in Section 8.1 that survives Closing must be commenced within one (1) year subsequent to the date of such representation). In the event that Seller breaches any representation contained in Section 8.1 and Purchaser had actual knowledge of such breach prior to closing, Purchaser shall be deemed to have waived any right of recovery and
Seller  shall  not  have  any   liability   in   connection   therewith.

8.1.5 Representations and warranties above made to the knowledge of Seller shall not be deemed to imply any duty of inquiry. For purposes of this Purchase Contract, the term Seller's "knowledge" shall mean and refer to only actual knowledge of the Designated Representative (as hereinafter defined) of the Seller and shall not be construed to refer to the knowledge of any other partner, officer, director, agent, employee or representative of the Seller, or any affiliate of the Seller, or to impose upon such Designated Representative any duty to investigate the matter to which such actual knowledge or the absence thereof pertains, or to impose upon such Designated Representative any individual personal liability. As used herein, the term Designated Representative shall refer to Ms. Lisa Carter, SSR/Metric Property Management,
(830) 833-2682, Facsimile No. (830) 833-2683.

8.2  Representations  And  Warranties  Of  Purchaser

8.2.1 For the purpose of inducing Seller to enter into this Purchase Contract and to consummate the sale and purchase of the Property in accordance herewith, Purchaser represents and warrants to Seller the following as of the Effective Date and as of the Closing Date:

8.2.2 With respect to Purchaser and its business, Purchaser represents and warrants, in particular, that:

8.2.2.1  Intentionally  Omitted.

8.2.2.2 Purchaser has all necessary power and authority to own and use his properties and to transact the business in which he is engaged, and has full power and authority to enter into this Purchase Contract, to execute and deliver the documents and instruments required of Purchaser herein, and to perform his obligations hereunder.

8.2.2.3 No pending or, to the knowledge of Purchaser, threatened litigation exists which if determined adversely would restrain the consummation of the transactions contemplated by this Purchase Contract or would declare illegal, invalid or non-binding any of Purchaser's obligations or covenants to Seller.

8.2.2.4 Purchaser is duly authorized to execute and deliver and perform this Purchase Contract and all documents and instruments and transactions contemplated hereby or incidental hereto, and such execution, delivery and performance by Purchaser does not (i) violate any provision of any law, governmental rule or regulation currently in effect, (ii) violate any judgment, decree, writ, injunction, award, determination or order currently in effect that names or is specifically directed at Purchaser or its property, and (iii) require the consent, approval, order or authorization of, or any filing with or notice to, any court or other governmental authority.

8.2.2.5 The joinder of no person or entity other than Purchaser is necessary to consummate the transactions to be performed by Purchaser and Purchaser has all necessary right and authority to perform such acts as are required and contemplated by this Purchase Contract.

8.2.3 Other than Foster & Rudd ("Purchaser's Broker"), Purchaser has not dealt with any broker, finder or any other person, in connection with the purchase of or the negotiation of the purchase of the Property that might give rise to any claim for commission against Seller or lien or claim against the Property.

                                   ARTICLE 9

                         CONDITIONS PRECEDENT TO CLOSING

9.1 Purchaser's obligation to close under this Purchase Contract, shall be subject to and conditioned upon the fulfillment of each and all of the following conditions precedent:

9.1.1 All of the documents required to be delivered by Seller to Purchaser at the Closing pursuant to the terms and conditions hereof shall have been delivered and shall be in form and substance reasonably satisfactory to Purchaser;

9.1.2 Each of the representations and warranties of Seller contained herein shall be true in all material respects as of the Closing Date;

9.1.3 Seller shall have complied with, fulfilled and performed in all material respects each of the covenants, terms and conditions to be complied with, fulfilled or performed by Seller hereunder;

9.1.4 There shall not be pending, or to the knowledge of either Purchaser or Seller, any litigation or threatened litigation which, if determined adversely, would restrain the consummation of any of the transactions contemplated by this Purchase Contract or declare illegal, invalid or nonbinding any of the covenants or obligations of Seller;

9.1.5 Seller shall have delivered to Purchaser, at least ten (10) days prior to the Closing Date, Subordination of Lease Agreements and Non-Disturbance Agreements either in substantially the form attached hereto as Exhibit 9.1.5 or in the form required by the Tenants' lease agreements ("SNDAs"), dated and executed not earlier than thirty (30) days prior to the Closing Date by Tenants in the aggregate occupying at least eighty percent (80%) of the Property and whose leases require that they deliver such SNDAs; provided, however, that such SNDAs delivered to Purchaser shall include SNDAs from Holy Land Foundation and Decision One. Notwithstanding the foregoing, Seller shall use its best efforts to obtain SNDAs from all of the Tenants occupying the Property, and Seller shall deliver a Seller's estoppel certificate in form and substance acceptable to Seller for any Tenant from which Seller is unable to obtain an SNDA.

9.1.6 Notwithstanding anything to the contrary, there are no other conditions on Purchaser's obligation to Close except as expressly set forth above.

9.2 Without limiting any of the rights of Seller elsewhere provided for in this Purchase Contract, Seller's obligation to close with respect to conveyance of a particular Property under this Purchase Contract shall be subject to and conditioned upon the fulfillment of each and all of the following conditions precedent:

9.2.1 Purchaser's representations and warranties set forth in this Purchase Contract shall have been true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date and as of the Effective Date as though such representations and warranties were made at and as of such date and time.

9.2.2 Purchaser shall have fully performed and in all material respects complied with all covenants, conditions, and other obligations in this Purchase Contract to be performed or complied with by it at or prior to Closing including, without limitation, payment in full of the Purchase Price.

9.2.3 There shall not be pending or, to the knowledge of either Purchaser or Seller, any litigation or threatened litigation which, if determined adversely, would restrain the consummation of any of the transactions contemplated by this Purchase Contract or declare illegal, invalid or nonbinding any of the covenants or obligations of the Purchaser.

9.2.4 If applicable, Purchaser shall have produced evidence reasonably satisfactory to Seller of Purchaser's compliance with Hart-Scott-Rodino Act requirements or of the non-applicability thereof to the transactions contemplated by this Purchase Contract.

                                   ARTICLE 10

                                   BROKERAGE

10.1 Seller represents and warrants to Purchaser that it has dealt only with Pinnacle Realty Management Company, 7316 Wisconsin Avenue, Suite 300, Bethesda, Maryland 20814-2925 ("Seller's Broker") in connection with this Purchase Contract. Seller and Purchaser each represents and warrants to the other that other than Seller's Broker or Purchaser's Broker, as applicable, it has not dealt with or utilized the services of any other real estate broker, sales person or finder in connection with this Purchase Contract, and each party agrees to indemnify the other party from and against all claims for brokerage commissions and finder's fees arising from or attributable to the acts or omissions of the indemnifying party.

10.2 Seller agrees to pay Seller's Broker a commission according to the terms of a separate agreement and Purchaser agrees to pay Purchaser's Broker a commission according to the terms of a separate agreement. Neither Seller's Broker nor Purchaser's Broker shall be deemed a party or third party beneficiary of this Purchase Contract.

10.3 Broker assumes no responsibility for the condition of the Property or representation for the performance of this Purchase Contract by the Seller or Purchaser.

                                   ARTICLE 11

                                   POSSESSION

11.1 Possession of the Property, subject to the Permitted Exceptions, shall be delivered to Purchaser at the Closing.

                                   ARTICLE 12

                              DEFAULTS AND REMEDIES

12.1 In the event (a) Purchaser terminates this Purchase Contract following the Feasibility Period for any reason other than Seller's default under this Purchase Contract or as otherwise permitted under Articles 13 and 15, or (b) Purchaser defaults hereunder on or prior to the Closing Date and consummation of the Closing does not occur by reason of such termination or default by Purchaser, Seller and Purchaser agree that it would be impractical and extremely difficult to estimate the damages which Seller may suffer. Therefore, Seller and Purchaser hereby agree that, except for the Purchaser's obligations to Seller under Section 5.3, the reasonable estimate of the total net detriment that Seller would suffer in the event that Purchaser terminates this Purchase Contract as aforesaid or defaults hereunder on or prior to the Closing Date is and shall be, as Seller's sole remedy (whether at law or in equity), the right to receive from the Escrow Agent and retain the full amount of the Deposit and the Additional Deposit. The payment and performance of the above as liquidated damages is not intended as a forfeiture or penalty within the meaning of applicable law and is intended to settle all issues and questions about the amount of damages suffered by Seller in the applicable event, except only for damages under Section 5.3 above, irrespective of the time when the inquiry about such damages may take place. Upon any such failure by Purchaser hereunder, this Purchase Contract shall be terminated, and neither party shall have any further rights or obligations hereunder, each to the other, except for the Purchaser's obligations to Seller under Section 5.3 above, and the right of Seller to collect such liquidated damages to the extent not theretofore paid by Purchaser.

12.2 Provided that Purchaser has not terminated this Purchase Contract and is not otherwise in default hereunder, if the Closing does not occur as a result of Seller's default hereunder, Purchaser's sole remedy shall be either to elect to terminate this Purchase Contract and receive reimbursement of the Deposit and the Additional Deposit (or so much thereof as has been received by Escrow Agent) or to seek specific performance of this Purchase Contract.

                                   ARTICLE 13

                            RISK OF LOSS OR CASUALTY

13.1 In the event that the Property is damaged or destroyed by fire or other casualty prior to Closing, and the cost of repair is more than $200,000.00, then Seller will have no obligation to repair such damage or destruction and, at Purchaser's option, this Agreement shall terminate. In the event Purchaser elects not to terminate this Agreement, this transaction shall be closed in accordance with the terms of this Agreement, notwithstanding any such damage or destruction and Purchaser shall receive all insurance proceeds pertaining thereto (plus a credit against the Purchase Price in the amount of any deductible payable by Seller in connection therewith) at Closing.

13.2 In the event that the Property is damaged or destroyed by fire or other casualty prior to the Closing, and the cost of repair is less than $200,000.00, this transaction shall be closed in accordance with the terms of this Agreement, notwithstanding the damage or destruction; provided, however, Seller shall restore the Property to its condition prior to the casualty, making such repairs if they can be reasonably effected before the Closing. If Seller is unable to effect such repairs, then Purchaser shall receive all insurance proceeds pertaining thereto (plus a credit against the Purchase Price in the amount of any deductible payable by Seller in connection therewith) at Closing.

13.3 Seller shall maintain casualty insurance in the amounts and in forms currently maintained by Seller at the execution of this Purchase Contract.

                                   ARTICLE 14

                                  RATIFICATION

14.1 This Purchase Contract shall be null and void unless fully executed by Purchaser and Seller on or before April 3, 2000.

                                   ARTICLE 15

                                 EMINENT DOMAIN

15.1 In the event that at the time of Closing all or any part of the Property is (or has previously been) acquired, or is about to be acquired, by authority of any governmental agency in purchase in lieu thereof (or in the event that at such time there is any notice of any such acquisition or intent to acquire by any such governmental agency), Purchaser shall have the right, at Purchaser's option, either to terminate this Purchase Contract by giving written Notice within Fifteen (15) days of Purchaser's receipt from Seller of the occurrence of such event and recover the Deposit and the Additional Deposit (if then paid) hereunder, or to close in accordance with the terms of this Purchase Contract for the full Purchase Price and receive the full benefit or any condemnation award, which Seller shall assign to Purchaser at Closing. It is expressly agreed between the parties hereto that this paragraph shall in no way apply to customary dedications for public purposes which may be necessary for the development of the Property.

                                   ARTICLE 16

                                  MISCELLANEOUS

16.1  Exhibits And Schedules

      All Exhibits and Schedules annexed hereto are a part of this Purchase Contract for all purposes.

16.2  Assignability

      Subject to Section 16.18, this Purchase Contract is not assignable without first obtaining the prior written approval of the non-assigning party, except that Purchaser may assign all or an undivided interest in this Purchaser
Contract to one or more entities so long as (i) Purchaser or its affiliate remains a beneficial owner of the purchasing entity(ies), (ii) Purchaser is not released from its liability hereunder, and (iii) Seller receives a copy of the instrument effectuating such assignment.

16.3 Binding Effect

      This Purchase Contract shall be binding upon and inure to the benefit of Seller and Purchaser, and their respective successors, heirs and permitted assigns.

16.4  Captions

      The captions, headings, and arrangements used in this Purchase Contract are for convenience only and do not in any way affect, limit, amplify, or modify the terms and provisions hereof.

16.5  Number And Gender Of Words

      Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.

16.6  Notices

      All Notices, demands, requests and other communications required pursuant to the provisions of this Purchase Contract ("Notice") shall be in writing and shall be deemed to have been properly given or served for all purposes (i) if sent by Federal Express or a nationally recognized overnight carrier for next business day delivery, on the first business day following deposit of such Notice with such carrier, or (ii) if personally delivered, on the actual date of delivery or (iii) if sent by certified mail, return receipt requested postage prepaid, on the fifth (5th) business day following the date of mailing or (iv) if sent via facsimile, on the date sender obtains confirmation of delivery with a copy thereof also sent by First Class mail, addressed as follows:

              If to Seller:                      If to Purchaser:

              Century Pension Income Fund XXIII Harkinson Investment Corporation
              2000 South Colorado Boulevard,    4560 Beltline Road, Suite 201
              Tower Two, Suite 2-1000           Addison, Texas 75001
              Denver, Colorado  80222           Facsimile No. (972) 934-8480
              Attn:  Mr. Harry Alcock           Telephone No. (972) 934-8414
              Facsimile No. (303) 692-0786
              Telephone No. (303) 691-4344
                    And

                                                 With a copy to:
              Argent Real Estate

              1401 Brickell Avenue, Suite 520    Axley & Hargrove
              Miami, Florida  33131              3400 Carlisle Street, Suite 400
              Attn:  Mr. David Marquette         Dallas, Texas  75204
              Facsimile No.  (305) 371-6898      Attn:  Phil Franklin, Esq.
              Telephone No. (305) 371-9299       Facsimile No.  (214) 954-0108
                                                 Telephone No. (214) 954-0067

              With a copy to:

              Loeb & Loeb
              1000 Wilshire Boulevard, Suite
              1800
              Los Angeles, California  90017
              Attn: Andrew S. Clare, Esq.
                    Karen N. Higgins, Esq.
              Facsimile No.  (213) 688-3460
              Telephone No. (213) 688-3400

      Any of the parties may designate a change of address by Notice in writing to the other parties. Whenever in this Purchase Contract the giving of Notice by mail or otherwise is required, the giving of such Notice may be waived in writing by the person or persons entitled to receive such Notice.

16.7  Governing Law And Venue

      The laws of the State of Texas shall govern the validity, construction, enforcement, and interpretation of this Purchase Contract, unless otherwise specified herein except for the conflict of laws provisions thereof. All claims, disputes and other matters in question arising out of or relating to this Purchase Contract, or the breach thereof, shall be decided by proceedings instituted and litigated in the United States District Court for the district in which the Property is situated, and the parties hereto expressly consent to the venue and jurisdiction of such court.

16.8 Entirety And Amendments

      This Purchase Contract embodies the entire Purchase Contract between the parties and supersedes all prior Purchase Contracts and understandings, if any, relating to the Property, and may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

16.9  Severability

      If any provision of this Purchase Contract is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable. The Purchase Contract shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Purchase Contract; and the remaining provisions of this Purchase Contract shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Purchase Contract. In lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Purchase Contract a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible to make such provision legal, valid, and enforceable.

16.10 Multiple Counterparts

      This  Purchase   Contract  may  be  executed  in  a  number  of  identical
counterparts. If so executed, each of such counterparts is to be deemed an original for all purposes and all such counterparts shall, collectively, constitute one Purchase Contract. In making proof of this Purchase Contract, it shall not be necessary to produce or account for more than one such counterpart.

16.11 Further Acts

      In addition to the acts and deeds recited herein and contemplated and performed, executed and/or delivered by Seller and Purchaser, Seller and Purchaser agree to perform, execute and/or deliver or cause to be performed, executed and/or delivered any and all such further acts, deeds, and assurances as may be necessary to consummate the transactions contemplated hereby.

16.12 Construction

      No provision of this Purchase Contract shall be construed in favor of, or against, any particular party by reason of any presumption with respect to the drafting of this Purchase Contract; both parties, being represented by counsel, having fully participated in the negotiation of this instrument.

16.13 Confidentiality

      Purchaser shall not disclose the terms and conditions contained in this Purchase Contract, shall keep the same confidential, provided that Purchaser may disclose the terms and conditions of this Purchase Contract (i) as required by law, (ii) to consummate the terms of this Purchase Contract, or any financing relating thereto, or (iii) to Purchaser's lenders, investors, attorneys and accountants. Any information provided by Seller to Purchaser under the terms of this Purchase Contract is for informational purposes only. In providing such information to Purchaser, Seller makes no representation or warranty, express, written, oral, statutory, or implied, and all such representations and warranties are hereby expressly excluded. Purchaser shall not in any way be entitled to rely upon the accuracy of such information. Such information is also confidential and Purchaser shall be prohibited from making such information public to any other person or entity, except as permitted in this Section 16.13, without Seller's prior written authorization, which may be granted or denied in Seller's sole discretion.

16.14 Time Of The Essence

      It is expressly agreed by the parties hereto that time is of the essence with respect to this Purchase Contract.
16.15 Cumulative Remedies And Waiver

      Except as expressly set forth herein, no remedy herein conferred or reserved is intended to be exclusive of any other available remedy or remedies herein conferred or referred, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Purchase Contract. No delay or omission to exercise any right or power accruing upon any default, omission, or failure of performance hereunder shall impair any right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. No waiver, amendment, release, or modification of this Purchase Contract shall be established by conduct, custom, or course of dealing.

16.16 Litigation Expenses

      In the event either party hereto commences litigation against the other to enforce its rights hereunder, the prevailing party in such litigation shall be entitled to recover from the other party its reasonable attorneys' fees and expenses incidental to such litigation.

16.17 Time Periods

      Should the last day of a time period fall on a weekend or legal holiday, the next Business Day thereafter shall be considered the end of the time period.

16.18 Exchange

      At Seller's sole cost and expense, Seller may structure the sale of the Property to Purchaser as a Like Kind Exchange under Internal Revenue Code
Section 1031 whereby Seller will acquire certain property (the "Like Kind Exchange Property") in conjunction with the sale of the Property (the "Like Kind Exchange"). Purchaser shall cooperate fully and promptly with Seller's conduct of the Like Kind Exchange, provided that all costs and expenses generated in connection with the Like Kind Exchange shall be borne solely by Seller, and Purchaser shall not be required to take title to or contract for the purchase of any other property or to incur any additional obligations not set forth in this Purchase Contract. If Seller uses a qualified intermediary to effectuate the exchange, any assignment of the rights or obligations of Seller hereunder shall not relieve, release or absolve Seller of its obligations to Purchaser. In no event shall the Closing Date be delayed by the Like Kind Exchange. Seller shall indemnify and hold harmless Purchaser from and against any and all liability arising from and out of the Like Kind Exchange.

16.19 No Personal Liability of Officers, Trustees or directors of Seller's Partners

      Purchaser acknowledges that this Agreement is entered into by Seller which is a California limited partnership, and Purchaser agrees that no individual officer, trustee, director or representative of the partners of Seller shall have any personal liability under this Agreement or any document executed in connection with the transactions contemplated by this Agreement.

16.20 No Exclusive Negotiations

      Seller shall have the right, at all times prior to the expiration of the Feasibility Period, to solicit backup offers and enter into discussions, negotiations, or any other communications concerning or related to the sale of the Property with any third-party; provided, however, that such communications are subject to the terms of this Agreement, and that Seller shall not enter into any contract or binding agreement with a third-party for the sale of the Property unless such agreement is contingent on the termination of this Agreement without the Property having been conveyed to Purchaser.

16.21 DPTA Waiver

     IT IS THE INTENT OF SELLER AND PURCHASER THAT THE RIGHTS AND REMEDIES WITH RESPECT TO THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT SHALL BE GOVERNED BY LEGAL PRINCIPLES OTHER THAN THE TEXAS DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT. ACCORDINGLY, TO THE MAXIMUM EXTENT APPLICABLE AND PERMITTED BY LAW (AND WITHOUT ADMITTING SUCH APPLICABILITY), PURCHASER HEREBY WAIVES THE PROVISIONS OF THE TEXAS DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT, CHAPTER 17, SUBCHAPTER 3 (OTHER THAN SECTION 17.555, WHICH IS NOT WAIVED), TEXAS BUSINESS AND COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. FOR PURPOSES OF THE WAIVERS SET FORTH IN THIS AGREEMENT, PURCHASER HEREBY WARRANTS AND REPRESENTS UNTO SELLER THAT (A) PURCHASER HAS KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE IT TO EVALUATE THE MERITS AND RISKS OF THE TRANSACTION CONTEMPLATED UNDER THIS AGREEMENT, (B) PURCHASER IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION WITH SELLER REGARDING THE TRANSACTIONS CONTEMPLATED UNDER THIS AGREEMENT, (C) PURCHASER IS REPRESENTED BY LEGAL COUNSEL THAT IS SEPARATE AND INDEPENDENT OF SELLER AND SELLER'S LEGAL COUNSEL AND (D) PURCHASER HAS CONSULTED WITH PURCHASER'S LEGAL COUNSEL REGARDING THIS AGREEMENT PRIOR TO PURCHASER'S EXECUTION OF THIS AGREEMENT AND VOLUNTARILY CONSENTS TO THIS WAIVER.

16.22 Texas Real Estate License Act The Texas Real Estate License Act requires written notice to Purchaser from any licensed real estate broker or salesman who is to receive a commission from Purchaser that Purchaser should have an attorney of its own selection examine an abstract of title to the property being acquired or that Purchaser should be furnished with or should obtain a title insurance policy. Notice to that effect is, therefore, hereby given to Purchaser on behalf of the broker(s) identified in Section 10.1 of this Agreement, if any.

16.23 From and after the date this Purchase Contract is executed and delivered by Purchaser and Seller, Seller agrees not to enter into any new Commercial Lease or modify or extend any existing Commercial Lease (collectively, the "Proposed Action(s)") without the prior written consent of Purchaser (which consent shall not be unreasonably withheld). If during the Feasibility Period Purchaser unreasonably disapproves of any such Proposed Action (as determined by Seller in its reasonable discretion), Seller shall have the option to terminate this Purchase Contract upon five (5) days written notice to Purchaser. Upon Purchaser's receipt of such termination notice, Purchaser shall have the right to either accept the termination (in which case the Deposit and Additional Deposit (if then paid) shall be promptly returned to Purchaser and neither party shall have any obligation to the other, except as expressly set forth herein for provisions which survive termination), or Purchaser may approve the Proposed Action (which was previously disapproved), and permit the Purchase Contract to continue. If notice of approval of the Proposed Action is not delivered to Seller within five (5) days after Purchaser's receipt of the termination notice, Purchaser shall be deemed to have accepted Seller's termination. Seller shall not have the foregoing right of termination after the expiration of the Feasibility Period.

      NOW WHEREFORE, the parties hereto have executed this Purchase Contract as of the date first set forth above.

                                         Seller:

                                         CENTURY PENSION INCOME FUND XXIII,
                                         a California limited partnership

                                         By: Fox Partners V,
                                             a California general partnership,
                                             its general partner

                                         By: Fox Capital Management Corporation,
                                             a California corporation,
                                             its general partner

                                         By: ______________________________
                                         Name: ________________________
                                         Title: _______________________

                                         Purchaser:

                                    HARKINSON INVESTMENT CORPORATION, a Texas corporation

                                    By: _________________________________
                                    Name:  ___________________________
                                    Title:  ____________________________

                                  ACKNOWLEDGEMENTS

THE STATE OF ___________

COUNTY OF   ____________

      This instrument was acknowledged before me on day of , 2000, by ____________ , of Fox Capital Management Corporation, a California corporation, general partner of Fox Partners V, a California general partnership, general partner of Century Pension Income Fund XXIII, a California limited partnership, on behalf of said entity.

                                          Notary Public in and for the
                                          State of ______________

My Commission Expires:



THE STATE OF ___________

COUNTY OF   ____________

      This instrument was acknowledged before me on          day of
, 2000, by  ____________      .


                                     Notary Public in and for the
                                     State of ______________

My Commission Expires:

ARTICLE 1   DEFINED TERMS...................................................2

ARTICLE 2   PURCHASE AND SALE OF PROPERTY...................................4

ARTICLE 3   PURCHASE PRICE & DEPOSIT........................................5

ARTICLE 4   FINANCING.......................................................6

ARTICLE 5   FEASIBILITY PERIOD..............................................6

ARTICLE 6   TITLE...........................................................8

ARTICLE 7   CLOSING........................................................11

ARTICLE 8   REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AND
            PURCHASER......................................................15

ARTICLE 9   CONDITIONS PRECEDENT TO CLOSING................................20

ARTICLE 10  BROKERAGE......................................................21

ARTICLE 11  POSSESSION.....................................................21

ARTICLE 12  DEFAULTS AND REMEDIES..........................................22

ARTICLE 13  RISK OF LOSS OR CASUALTY.......................................22

ARTICLE 14  RATIFICATION...................................................23

ARTICLE 15  EMINENT DOMAIN.................................................23

ARTICLE 16  MISCELLANEOUS..................................................23

                                                                 Exhibit 10.18

                    AMENDMENT OF PURCHASE AND SALE CONTRACT

                  THIS AMENDMENT OF PURCHASE AND SALE CONTRACT ("Amendment") is entered into as of the 26th day of May, 2000 (the "Effective Date") by and between CENTURY PENSION INCOME FUND XXIII, a California limited partnership, having a principal address at 2000 South Colorado Boulevard, Tower Two, Suite 2-1000, Denver, Colorado 80222 ("Seller") and HARKINSON INVESTMENT CORPORATION, a Texas corporation, having a principal address at 4560 Beltline Road, Suite 201, Addison, Texas 75001 ("Purchaser").

                                    RECITALS

            A. Seller and Purchaser entered into a Purchase and Sale Contract ("Contract") dated April 14, 2000, pursuant to which Seller agreed to sell to Purchaser, and Purchaser agreed to buy from Seller, the premises located in the City of Richardson, County of Dallas Texas, commonly known as "Interrich Plaza," as more particularly described in Exhibit A attached to the Contract (the "Property").

                              B.    Seller and Purchaser have agreed to
            modify the terms of the Contract as set forth in this Amendment.


                              NOW  THEREFORE,  in  consideration  of Ten Dollars
            ($10.00) good and valuable consideration in hand paid, and intending to be legally bound, Seller and Purchaser agree as follows:

                                   AGREEMENTS

1. Extension of the Feasibility Period. The first clause of the first sentence of Section 5.1 of the Contract shall be amended to read as follows:
ARTICLE 17

ARTICLE 18 Subject to the terms of Section 5.3 below, for the period commencing on the Effective Date and terminating at 5:00 PM (Eastern
            Time) on June 6, 2000 (the "Feasibility Period"), ...

ARTICLE 19 2. Closing Date. Based on the extension of the Feasibility Period to June 6, 2000, provided Purchaser does not terminate the Contract pursuant to
Section 5.2 of the Contract, the Closing shall occur on or before July 6, 2000, subject to Seller's extension right as set forth in Section 7.1.2 of the Contract.

ARTICLE 20  3.    Intentionally Deleted.

ARTICLE 21

ARTICLE 22  4.    Effectiveness  of  Contract.  Except  as  modified  by  this
Amendment, all the terms of the Contract shall remain unchanged and in full force and effect.

ARTICLE 23

ARTICLE 24  5.    Counterparts.    This   Amendment   may   be   executed   in
counterparts, and all counterparts together shall be construed as one document.

ARTICLE 25

ARTICLE 26 6. Telecopied Signatures. A counterpart of this Amendment signed by one party to this Amendment and telecopied to the other party to this Amendment or its counsel (i) shall have the same effect as an original signed counterpart of this Amendment, and (ii) shall be conclusive proof, admissible in judicial proceedings, of such party's execution of this Amendment.

ARTICLE 27 IN WITNESS WHEREOF, Seller and Purchaser have entered into this Amendment as of the date first above stated.

                                         Seller:

                                         CENTURY PENSION INCOME FUND XXIII,
                                         a California limited partnership

                                         By: Fox Partners V,
                                             a California general partnership,
                                             its general partner

                                         By: Fox Capital Management Corporation,
                                             a California corporation,
                                             its general partner

                                         By: ______________________________
                                         Name: ________________________
                                         Title: _______________________

                                         Purchaser:

                                    HARKINSON INVESTMENT CORPORATION, a Texas corporation

                                    By: _________________________________
                                    Name:  ___________________________
                                    Title:  ____________________________

                                                                 Exhibit 10.19

                      REINSTATMENT AND SECOND AMENDMENT TO

                           PURCHASE AND SALE CONTRACT

                                   (Interrich)

      This Reinstatement and Second Amendment to Purchase and Sale Contract (this "Agreement") is entered into as of the 13th day of June, 2000, by and between HARKINSON INVESTMENT CORPORATION, a Texas corporation ("Purchaser"), and CENTURY PENSION INCOME FUND XXIII, a California limited partnership ("Seller"), with respect to an escrow established with Fidelity National Title Insurance Company ("Escrow Agent").

                                      RECITALS

A. Purchaser and Seller executed that certain Purchase and Sale Contract dated as of April 14, 2000 (as amended, the "Contract"), pursuant to which Seller agreed to sell and Purchaser agreed to purchase, certain real property located in Dallas County, Texas, and commonly known as "Interrich Plaza."

B. Pursuant to the Contract, Purchaser placed an earnest money deposit of $25,000 (the "Initial Deposit") into an escrow established with Escrow Agent.

C.    The Contract was  terminated by Purchaser at the end of the  Feasibility
   Period.

D. Purchaser and Seller  desire to enter into this  Agreement for the purpose of
   (i) reinstating the Contract, as if such Contract had never been terminated; and (ii) amending the Contract as more fully described below.

E. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Contract.

ARTICLE  28  NOW,  THEREFORE,  for  valuable  consideration,   the  receipt  and
sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

1. Reinstatement. The Contract is hereby reinstated as if such Contract had never been terminated and shall remain in full force and effect and binding on the parties hereto, subject to the terms and conditions thereof and hereof.

2. Feasibility Period. Purchaser hereby agrees and acknowledges that the Feasibility Period has expired and that, except for the closing conditions set forth in Section 9.1 of the Contract, all of the contingencies to Purchaser's closing on its purchase of the Property pursuant to the Contract (including, without limitation, those relating to Purchaser's review of title documents) have been satisfied or waived.

3. Additional Deposit. At or before 5:00 p.m. Central time on June 14, 2000, Purchaser shall deliver to Escrow Agent the Additional Deposit in the sum of Twenty-Five Thousand and No/100 Dollars ($25,000.00). Purchaser hereby confirms that the Initial Deposit was not withdrawn from the escrow and remains subject to the terms of the Contract. Purchaser acknowledges that the Initial Deposit and the Additional Deposit are non-refundable (other than for Seller's default under the Contract or as expressly set forth in Articles 13 and 15 of the Contract or the conditions set forth in Section 9.1 of the Contract are not satisfied or waived).

4. Purchase Price. Section 3.1 of the Contract is hereby amended such that the Purchase Price shall be One Million Eight Hundred Sixteen Thousand and No/100 Dollars ($1,816,000.00).

5. Closing Date. The Closing shall take place on or before June 30, 2000, subject to the extension rights of Seller provided in Section 7.1.2.

6. Waiver of SNDA Condition for Decision One. Purchaser hereby acknowledges and agrees that the condition pursuant to Section 9.1.5 of the Contract relating to the requirement that Seller deliver to Purchaser, at least ten (10) days prior to the Closing Date, a Subordination of Lease Agreement and Non-Disturbance Agreement ("SNDA"), with respect to Decision One is hereby waived by Purchaser. Purchaser also acknowledges and agrees that the requirement that Seller obtain such SNDAs by Tenants in the aggregate occupying at least eighty percent (80%) of the Property and whose leases require that they deliver such SNDAs shall be calculated based upon the balance of Tenants, excepting Decision One from the aggregate amount. Notwithstanding the foregoing, all other terms of Section
9.1.5 shall remain in full force and effect.

7. Counterparts. This Agreement may be executed in counterparts, each of which when compiled together shall constitute one and the same original.

8. No Further Modifications. All other terms and conditions of the Contract remain in full force and effect.

9. Telecopied Signatures. A counterpart of this Agreement signed by one party to this Agreement and telecopied to the other party to this Agreement or its counsel (i) shall have the same effect as an original signed counterpart of this Agreement, and (ii) shall be conclusive proof, admissible in judicial proceedings, of such party's execution of this Agreement.

      IN WITNESS WHEREOF, Seller and Purchaser have entered into this Agreement as of the date written above.

                                    SELLER:

                                    CENTURY PENSION INCOME FUND XXIII,
                                    a California limited partnership

                                    By:   Fox Partners V, a California
                                          general partnership,
                                          its general partner

                                    By:
                                    Fox Capital Management Corporation, a
                                    California corporation,
                                    its general partner


                                                By:   _______________________
                                                Name: _______________________
                                                Title: ______________________


                                   PURCHASER:

                                   HARKINSON INVESTMENT CORPORATION, a Texas corporation

                                       By:

                                       Name:
                                       Title: